SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   F O R M 8K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 16, 1998


                          EUROWEB INTERNATIONAL CORP.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
             -----------------------------------------------------
                 (State or other jurisdiction of incorporation)

          1-1200                                          13-3696015
  --------------------------                   ---------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)

                445 PARK AVENUE, 15TH FLOOR, NEW YORK, NY 10022
              --------------------------------------------------
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (212) 758 9870

                                      N/A
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)


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                                      8K-2

                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.   Other Events

         1. As of September 16, 1998 Registrant completed a private placement of 533,333 shares of its Common Stock for $400,000 with J.P. Carey Inc., as placement agent (the"Placement Agent") pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933. Registrant paid the Placement Agent a fee of $40,000 and expenses of $16,250 and issued 100,000 five year Warrants to the Placement Agent to purchase 100,000 shares of its Common Stock on or after September 16, 1998 at an exercise price of $1.10 per share. Copies of the Placement Agent Agreement and the Placement Agent Warrants are annexed hereto as Exhibit 10(bb).

         2. As of September 16, 1998, Registrant completed a private placement to an investor of 333,333 shares of its Common Stock for $250,000 pursuant to
Section 4(2) of the Securities Act of 1933. Registrant paid no fees or had any direct costs in connection with this sale. A copy of the private placement agreement is annexed hereto as Exhibit 10.

         3. In September 1988, Registrant received $135,000 from the exercise of 135,000 outstanding Options to purchase 135,000 shares of Common Stock at an exercise price of $1 per share.

         4. NASDAQ SmallCap Market requires companies to have net tangible assets of at least $2 million for continued listing on such market. Registrant reported in its 10-QSB for the six month period ended June 30, 1998, its most recent SEC Filing prior to the instant filing, net tangible assets of $1,979,035, or approximately $21,000 below NASDAQ requirements. The same 10-QSB showed for the three month period ended June 30, 1998, a loss of $102,292 of which $ 97,000 represented amortization of goodwill. As a result of the aforesaid transactions, management of Registrant believes it currently complies with all of the NASDAQ requirements for continued listing.

         5. Effective October 1, 1998, Registrant appointed Csaba Toro, a Director and Vice President. Mr. Toro replaces Hershel Krasnow, a Director of Registrant who died in August 1998. Since January 1997, Mr. Toro has been Managing Director of the Company's Hungarian Internet operations, which positions he will also continue to hold.

         6. Effective October 1, 1998, Registrant approved Robert Genova as its President. Prior thereto Mr. Genova served as a Director of Registrant and as its Treasurer, which position Mr. Genova will continue to hold.

         7. Effective October 1, 1998, Registrant entered into employment agreements with Csaba Toro, Robert Genova and Frank R. Cohen. its Chairman of the Board. Copies of these contracts are annexed hereto as Exhibits (dd), (ee) and (ff).


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                                   SIGNATURES

         Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EUROWEB INTERNATIONAL CORP.
                                          445 Park Avenue
                                          New York, NY 10022
                                          (Registrant)

                                          By:  /s/Frank R. Cohen
                                               ------------------
                                               Frank R. Cohen
                                               Chairman of Board

Dated:   October 14, 1998
         New York, New York